Exhibit 31.3

CERTIFICATION

I, Richard Bryant, certify that:

1.	I have reviewed this report on Form 10-K of Elephant & Castle Group, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	/s/Richard Bryant
Chairman of the Board,
Chief Executive Officer and
President
(principal executive officer)